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                                                                    Exhibit 3.47

          STATE OF DELAWARE
          SECRETARY OF STATE
       DIVISION OF CORPORATIONS
      FILED 09:00 AM 10/18/2002
          020647370-3582137

                                STATE OF DELAWARE

                            LIMITED LIABILITY COMPANY
                            CERTIFICATE OF FORMATION

                                       OF

                                     MAXXIM
                                REBUILD CO., LLC

FIRST:  The name of the limited liability company is:

                           MAXXIM REBUILD CO., LLC

SECOND: The address of its registered office in the State of Delaware is:

                           2711 Centerville Road, Suite 400
                           Wilmington, Delaware 19808

        The name of its Registered Agent at such address is:

                           Corporation Service Company

THIRD:  The name and address of the authorized person is:

                           Karin M. Writer
                           Bartlit Beck Herman Palenchar & Scott
                           1899 Wynkoop Street, Suite 800
                           Denver, Colorado  80202

      The undersigned has executed this Certificate of Formation of Maxxim Rebuild, Co., LLC on this 18th day of October 2002.

                                                   /s/ Karin M. Writer
                                                   Karin M. Writer
                                                   Authorized Person